Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-175245 on Form S-8 of Marathon Petroleum Corporation of our report dated June 26, 2015, relating to the financial statements and supplemental schedule of the Marathon Petroleum Thrift Plan (the “Plan”), which report appears in the Annual Report on Form 11-K of the Plan for the year ended December 31, 2014.
/s/ McConnell & Jones LLP
Houston, Texas
June 26, 2015

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